Exhibit 10.16

Neitianxi Wuxing Community Sewage Treatment Station and Storage Tank Project (Storage Tank)

Equipment Procurement, Installation and Auxiliary Material Procurement, Technical Service and Construction Contract

Employer: Zhongjian Xinhongding Environment Group Co., Ltd. (Hereinafter referred to as Party A)

Contractor: Shenzhen CDT Environmental Technology Co., Ltd (hereinafter referred to as Party B)

In order to clarify the responsibilities, rights and obligations of the contracting parties, protect the interests of both parties and ensure the smooth progress of the project, the employer and the contractor, through friendly consultation, voluntarily and fully understand and understand the terms of this contract, in accordance with Contract Law of the People’s Republic of China, Construction Law of the People’s Republic of China and other relevant laws and administrative regulations, in combination with relevant local regulations, and according to the specific conditions of this contract project, have passed

I. Project Overview

1. Project name: sewage treatment station and storage tank project of Neitianxi Wuxing Community (storage tank)

2. Project content: procurement, installation and auxiliary materials procurement, technical service and construction of storage tank equipment.

3. Project location: Xiang’an District, Xiamen City.

4. Duration: 300 days.

4. Quality standard: The quality requirements of this contract are consistent with those of the whole project, and have passed the acceptance of the construction unit.

III. Total Project Price and Payment Method:

1. The total price of this contract project is tentatively set at 51,300,000 Yuan (in words: fifty million three hundred thousand Yuan only). The project quantity is tentative, and the actual settlement quantity shall prevail. The completed project quantity must be signed and confirmed by Party A’s representative. If Party A thinks that Party B’s cooperation or progress cannot meet the requirements, it has the right to unilaterally terminate the contract, and Party B shall not claim against Party A for this reason.

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2. Pricing content: The above amount includes Party B’s equipment purchase fee, installation fee, debugging fee, technical service fee, engineering inspection and debugging fee, transportation fee, overhead fee, insurance fee, etc. (the detailed list of quantity and price is attached).

3. Payment: Party A shall pay 10% of the total amount of the project within 4 months after signing the contract as the material preparation payment; Party A shall pay 60% of the total amount of the project according to the progress payment after the equipment has been installed and debugged in the site, and the rest shall be paid off within 7 working days after the project acceptance.

4. The above contract amount is an estimated amount, and the actual amount shall prevail in the end.

5. Project payment allocation: Party B shall cooperate with Party A to apply to the construction unit for the project payment, and Party A shall timely allocate the project progress payment allocated by the construction unit to Party B to facilitate the construction progress of the project. The maximum amount of the project funds allocated by Party A to Party B shall be the project funds actually allocated by the construction unit (after deducting the management fees and project taxes of the construction enterprises), and the project funds shall be paid within 7 days after Party A actually receives the project funds from the construction unit. Party B shall provide VAT invoice of corresponding amount every time it applies for allocating project progress payment.

IV. Obligations of Party A:

1. Provide relevant design drawings.

2. Be responsible for coordinating the related problems encountered in work docking and site construction.

V. Party B’s Obligations

1. Be responsible for providing qualified equipment.

2. Party B shall undertake the installation and debugging of equipment, civil construction and greening facilities in the site and other matters related to this sewage treatment project.

VI. Product Quality and Construction Requirements

1. The process of this project is designed by a design unit with environmental protection qualification entrusted by Party B. Party B must provide Party A with original genuine equipment that meets the national product quality standards, and submit the quality guarantee, certificate, instructions, technical data and other information of the equipment to Party A. Without the written consent of Party A, the scheme shall not be changed at will. Party B shall guarantee that when Party A uses this product, it will not be sued by a third party for infringement of its patent right, trademark right or industrial design right. If a third party sues for infringement, Party B shall take full responsibility.

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2. The rework fees and inspection fees caused by the unqualified quality caused by Party B shall be borne by Party B, and Party A can deduct them from any project payment of Party B without adding the construction period.

4. Party B shall be responsible for the safety accident losses caused by improper equipment and operation during the construction, which has nothing to do with Party A. Party B must take out accidental injury insurance for employees engaged in dangerous operations, and take out insurance for the life and property of its own personnel and construction machinery and equipment in the site, and pay insurance fees.

VII. Technical Standards and Quality Assurance

1. Wiring standard: during the wiring construction, Party B strictly abides by the international Technical Specification for Civil Closed Circuit Surveillance TV System GB50198-94, and the integrated wiring conforms to Acceptance Specification for Integrated Wiring Engineering GB50312-2007.

2. The equipment supplied by Party B is based on the technical data provided by the manufacturer, and the transportation shall be packed in accordance with the standard protection measures to achieve moisture-proof and anti-collision measures. The delivery must provide the equipment qualification certificate for Party A’s acceptance.

VIII. Project Construction Period

After signing the contract, enter the site for construction according to the time notified by Party A. The whole construction period is from October 15th, 2021 to August 14th, 2022 (300 days). If Party B fails to complete the construction on time due to reasons of Party A, Party A agrees to postpone the construction period of Party B.

IX. After-Sales Service

1. The warranty period of all products and spare parts of the equipment provided by Party B in the contract shall meet the relevant national standards from the date when Party A accepts the equipment and signs the acceptance report. During the warranty period, Party B shall be responsible for the warranty or replacement of equipment that is not caused by man.

2. Party B shall apply according to the Quality Warranty Contract for Main Equipment signed by Party A and the construction unit.

3. After the warranty period expires, when the equipment is repaired, Party B shall calculate the cost and charge a certain amount of working hours.

4. For all kinds of faults caused by product quality problems, Party B shall respond within 2 hours after receiving the notice of fault repair from Party A, and solve the faults within 8 hours. If the faults cannot be solved within 24 hours, Party B shall provide spare equipment for Party A to use. If Party B fails to respond in time, Party A has the right to contact a third party for maintenance, and the maintenance cost shall be borne by Party B, except for reasons not caused by equipment quality.

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X. Project Completion Acceptance

Project completion acceptance: After the completion of the project construction and installation, Party B shall notify Party A in writing of the completion acceptance, and Party A shall report to the supervision unit, construction unit and other relevant departments to organize the project completion acceptance within 5 working days from the date of written notification. If the acceptance is qualified, Party A shall apply to the construction unit for a written completion acceptance certificate within 5 working days.

XI. Quality and Safety Responsibility

1. Party A shall send engineering technicians to assist Party B in organizing the construction, and complete the project construction tasks with good quality and quantity. Party B’s management personnel and workers should obey the management of Party A’s management personnel and the supervision of quality inspection, and Party B shall be responsible for the expenses that need to be reworked if the construction fails to meet the quality requirements. Regardless of the success of Party A’s assistance, Party B shall bear all the responsibilities.

2. Party B shall be responsible for the safe and civilized construction, the safety responsibility within the scope of Party B’s project, and obey the management of the management personnel appointed by Party A and the superior unit.

3. Party B shall pay migrant workers’ wages in time according to the relevant documents of Qiongzhong Municipal Government. If Party B fails to pay migrant workers’ wages in time, Party A has the right to pay migrant workers’ wages on behalf of Party B and deduct this amount from Party B’s project funds.

4. The quality and safety accidents caused by Party B shall be borne by Party B.

5. Party B shall take out the engineering insurance according to the requirements in the bidding documents of the construction unit, and the contract price already includes all insurance costs:

(1) Handle all risks of the project, personal injury and property of the third party.

(2) Own property and personal injury and property of own employees in the construction site, accidental injury of employees engaged in dangerous work at high altitude.

XII. Other Agreed Matters

1. In case of any dispute during the performance of the contract, both parties shall conduct friendly negotiation. If negotiation fails, either party has the right to bring a lawsuit to the court where the project is located.

2. In case of disputes during the performance of the contract, except for the following situations, both parties shall continue to perform the contract, keep the construction continuous and protect the completed project:

(1) Unilateral breach of contract has indeed made it impossible to perform the contract, and both parties agreed to stop the construction;

(2) Mediation is required to stop the construction, which is accepted by both parties;

(3) The arbitration institution requests to stop the construction;

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(4) The court asked to stop the construction.

XIII. Responsibility for Breach of Contract

1. If Party B fails to complete the site tasks within the time specified in the contract, Party B shall pay liquidated damages to Party A at 1‰ of the total contract amount every day; If the task is delayed for 30 days, Party A has the right to terminate the contract and ask Party B to bear 10% of the total contract amount as liquidated damages. (Except in special circumstances, the construction period can be postponed in case of natural disasters such as continuous rainy days or bad weather)

2. If the equipment delivered by Party B fails to meet the quality requirements after acceptance, and still fails to meet the quality requirements after the second replacement of the equipment, Party B shall bear 10% of the total contract amount as liquidated damages. Therefore, the delay of construction period shall be implemented according to Clause 1 of liability for breach of contract.

3. Party A guarantees to pay the contract money to Party B on time. If the payment is delayed, it will pay liquidated damages to Party B at 1‰ of the total contract amount for each day of delay.

4. The Contract shall come into force as of the date when the legal representatives or authorized representatives of both parties sign and affix their official seals, in quadruplicate, with Party A and Party B holding two copies respectively. After the agreed items are fulfilled, the contract will be terminated. For matters not covered in this contract, Party A and Party B shall negotiate amicably and sign a supplementary agreement.

(No text below)

Party A: Zhongjian Xinhongding Environment Group Co., Ltd. /s/ Zhongjian Xinhongding Environment Group Co., Ltd. Signature of legal representative or authorized representative: Date: 2021.10.4	Party B: Shenzhen CDT Environmental Technology Co., Ltd /s/ Shenzhen CDT Environmental Technology Co., Ltd Signature of legal representative or authorized representative: Date: 2021.10.15

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